Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Pace Medical, Inc., a Massachusetts corporation (the “Company”) do hereby certify, to the best of such officers’ knowledge and belief, that:

(1) The Quarterly Report of the Company on Form 10-QSB for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2005	/s/ Steven E. Hanson
Steven E. Hanson
President and Chief Executive Officer

Date: August 12, 2005	/s/ Ralph E. Hanson
Ralph E. Hanson
Treasurer